EXHIBIT 19.2

[LOGO]
The Chase Manhattan Bank
450 West 33rd Street
New York, NY 10001




 31-Feb-98


To the Holders of:

Fleetwood Credit 1997-B Grantor Trust
$337,750,000 6.40% Asset-Backed Certificates, Class A


The following information is being provided to you for the calendar year
1997 pursuant to Section 14.10 of the Standard Terms and Conditions of Agreement effective September 1, 1997. Detailed below are the monthly payment factors (per $1,000 of original issuance) for interest, principal, and fees and compensation paid to the Servicer.
The information can be utilized for preparation of federal income tax returns. Should you have any further questions regarding the use of this information, please consult your tax counsel.

                                         Fees and Compensation
Pool Realized
               Interest      Principal   Paid to Servicer
Losses on

Distribution

Date
------------------------------------------------------------------------------
October        5.333333      17.411258   0.833300             $
-
November       5.240473      21.330060   0.818800             $
25,215.96
December       5.126713      16.729307   0.801000             $
38,878.11



THE CHASE MANHATTAN BANK
as Trustee and Paying Agent

EXHIBIT 19.2

[LOGO]
The Chase Manhattan Bank
450 West 33rd Street
New York, NY 10001




31-Feb-98


To the Holders of:

Fleetwood Credit 1997-B Grantor Trust
$12,250,000 6.65% Asset-Backed Certificates, Class B


The following information is being provided to you for the calendar year
1997 pursuant to Section 14.10 of the Standard Terms and Conditions of
Agreement effective September 1, 1997. Detailed below are the monthly payment factors (per $1,000 of original issuance) for interest, principal, and fees and compensation paid to the Servicer.
The information can be utilized for preparation of federal income tax returns. Should you have any further questions regarding the use of this information, please consult your tax counsel.

                                         Fees and Compensation
Pool Realized
               Interest      Principal   Paid to Servicer
Losses on

Distribution

Date
------------------------------------------------------------------------------
October        5.541667      17.411258   0.833300             $
-
November       5.445179      21.330060   0.818800             $
25,215.96
December       5.326975      16.729307   0.801000             $
38,878.11



THE CHASE MANHATTAN BANK
as Trustee and Paying Agent